Exhibit (j)(1)

Goodwin Procter LLP Counsellors at Law Exchange Place Boston, MA 02109 T: 617.570.1000 F: 617.523.1231

April 30, 2009

VIA EDGAR

ING Money Market Portfolio

7337 E. Doubletree Ranch Road

Scottsdale, Arizona 85258

Re:	ING Money Market Portfolio

Post-Effective Amendment No. 67 to Registration Statement on Form N-1A

File Nos. 002-53038; 811-02565

Ladies and Gentlemen:

Reference is hereby made to Post-Effective Amendment No. 67 to the Registration Statement on Form N-1A of ING Money Market Portfolio (the “Registrant”), being filed pursuant to Rule 485(b) under the Securities Act of 1933, as amended (the “Registration Statement”), together with the exhibits indicated as being filed therewith.

We hereby consent to the references to our firm as legal counsel for the Registrant in the Registration Statement. This consent shall not constitute an acknowledgment that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Sincerely,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP